Exhibit 99.1

NEWS from

801 Louisiana, Suite 700

Houston, Texas 77002

Phone (713) 780-9494

Fax (713) 780-9254

Contact:
Robert C. Turnham, President	Traded: OTC Markets (GDPM)
Robert T. Barker, Interim-CFO

FOR IMMEDIATE RELEASE

GOODRICH PETROLEUM ANNOUNCES RESULTS TO DATE AND EXTENSION OF TENDER OFFER PERIOD

HOUSTON, March 31, 2016 /PRNewswire/ — Goodrich Petroleum Corporation (OTC Markets: GDPM) (the “Company”) today announced results to date and that it is extending the expiration date of its previously announced offers to exchange newly issued shares of common stock, par value $0.20 per share (the “Common Stock”), for any and all of its Existing Unsecured Notes (as defined below) (the “Unsecured Notes Exchange Offers”) and for any and all shares of its Existing Preferred Stock (as defined below) (the “Preferred Exchange Offers,” and together with the Unsecured Notes Exchange Offers, the “Exchange Offers”). The Company has amended the expiration of the tender offers until 5:00 p.m., New York City time, on April 8, 2016 to coincide with the Special Shareholders Meeting scheduled for the same day. All of the other terms and conditions of the Exchange Offers remain unchanged. This is the final extension.

Unsecured Notes Exchange Offer Results to Date

American Stock and Transfer & Trust Company, LLC (the “Exchange Agent”), has advised the Company that as of 5:00 p.m., New York City time, on March 31, 2016, approximately 61% of the Existing Unsecured Notes eligible for exchange have been tendered, including all convertible notes converted to Common Stock since December 31, 2015, broken out as follows:

•	$78,900,000of the 8.875% Senior Notes due 2019 (the “2019 Notes”) have been validly tendered and not properly withdrawn pursuant to the tender offer, representing approximately 68% of the 2019 Notes offered for exchange;

•	$103,000 of the 3.25% Convertible Senior Notes due 2026 (the “2026 Notes”) have been validly tendered and not properly withdrawn pursuant to the tender offer, representing approximately 24% of the 2026 Notes offered for exchange;

•	$2,808,000 of the 5.00% Convertible Senior Notes due 2029 (the “2029 Notes”) have been validly tendered and not properly withdrawn pursuant to the tender offer, representing approximately 42% of the 2029 Notes offered for exchange;

•	$42,788,000 of the 5.00% Convertible Senior Notes due 2032 (the “2032 Notes”) have been validly tendered and not properly withdrawn pursuant to the tender offer, representing approximately 45% of the 2032 Notes offered for exchange; and

•	$25,106,000 of the 5.00% Convertible Exchange Senior Notes due 2032 (the “2032 Exchange Notes” and, together with the 2019 Notes, the 2026 Notes, the 2029 Notes and the 2032 Notes, the “Existing Unsecured Notes”) have been validly tendered and not properly withdrawn pursuant to the tender offer, representing approximately 98% of the 2032 Exchange Notes offered for exchange.

Preferred Exchange Offer Results to Date

The Exchange Agent, has advised the Company that as of 5:00 p.m., New York City time, on March 31, 2016, approximately 42% of shares of Existing Preferred Stock eligible for exchange have been tendered, including all convertible preferred stock converted to Common Stock since December 31, 2015, broken out as follows:

•	268,015 shares of 5.375% Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”) have been validly tendered and not properly withdrawn pursuant to the tender offer, representing approximately 19% of the Series B Preferred Stock offered for exchange;

•	1,090,025 depositary shares each representing 1/1000th of a share of the Company’s 10.00% Series C Cumulative Preferred Stock (such depositary shares, the “Series C Preferred Stock”) have been validly tendered and not properly withdrawn pursuant to the tender offer, representing approximately 35% of the Series C Preferred Stock offered for exchange;

•	1,189,613 depositary shares each representing 1/1000th of a share of the Company’s 9.75% Series D Cumulative Preferred Stock (such depositary shares, the “Series D Preferred Stock”) have been validly tendered and not properly withdrawn pursuant to the tender offer, representing approximately 32% of the Series D Preferred Stock offered for exchange; and

•	2,431,434 depositary shares each representing 1/1000th of a share of the Company’s 10.00% Series E Cumulative Convertible Preferred Stock (such depositary shares, the “Series E Preferred Stock” and, together with the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the “Existing Preferred Stock”) have been validly tendered and not properly withdrawn pursuant to the tender offer, representing approximately 68% of the Series E Preferred Stock offered for exchange.

Holders who have already tendered their Existing Unsecured Notes or Existing Preferred Stock do not have to re-tender their notes or shares or take any other action as a result of the extension of the tender offers.

As we have previously announced, the Company has elected to exercise its right to a grace period with respect to certain interest payments due March 15, 2016 and April 1, 2016 on our 8.875% Senior Notes due 2019, 8.00% Second Lien Senior Secured Notes due 2018, 8.875% Second Lien Senior Secured Notes due 2018, 5.00% Convertible Senior Notes due 2029, 5.00% Convertible Senior Notes due 2032 and our 5.00% Convertible Exchange Senior Notes due 2032. Such grace periods permit the Company 30 days to make the interest payments before an event of default occurs under the respective indentures governing the notes. If the Exchange

Offers are unsuccessful, we are likely to seek relief under the U.S. Bankruptcy Code. In such an event, we expect that the holders of our Existing Unsecured Notes, shares of Existing Preferred Stock and shares of our Common Stock would receive little or no consideration. To this end, we have engaged Lazard, as restructuring advisor, and Vinson & Elkins L.L.P., as restructuring counsel, to begin work on a plan of reorganization.

The terms and conditions of the Exchange Offers, prior to the amendment described in this release, were set forth in the Offers to Exchange, dated January 26, 2016, each as amended and restated on February 5, 2016 (the “Offers to Exchange”), and the Amended and Restated Letter of Transmittals (the “Letters of Transmittal”), and the other related materials that the Company distributed to holders of the Existing Unsecured Notes and Existing Preferred Stock, which were filed with the Securities and Exchange Commission (“SEC”) as exhibits to the Schedule TOs on January 26, 2016 and February 5, 2016 (the “Original Tender Offer Materials”). The Original Tender Offer Materials have been amended and supplemented by Amendment No. 2 to the Schedule TOs, which were filed with the SEC on February 16, 2016, Amendment No. 3 to the Schedule TOs, which were filed with the SEC on February 25, 2016, Amendment No. 4 to the Schedule TOs, which were filed with the SEC on March 3, 2016 Amendment No. 5 to the Schedule TOs, which were filed with the SEC on March 8, 2016, Amendment No. 6 to the Schedule TOs, which were filed with the SEC on March 9, 2016, and Amendment No. 7 to the Schedule TOs, which were filed with the SEC on March 17, 2016, (collectively, the “Schedule TO Amendments”). The term “tender offer,” when used in this release, shall refer to the terms and conditions described in the Original Tender Offer Materials, as amended and supplemented by the Schedule TO Amendments and this press release.

Copies of the Offers to Exchange and Letters of Transmittal may be found on the Company’s website at www.goodrichpetroleum.com and may be obtained from the Exchange Agent or the Information Agent for the Exchange Offers as follows:

•	Georgeson, Inc., at 888-607-6511 (toll free) or www.georgeson.com

•	American Stock Transfer & Trust Company, LLC, at (877) 248-6417 (toll free) or (718) 921-8317 or www.americanstocktransfer.com

THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION TO BUY ANY OF THE EXISTING PREFERRED STOCK OR EXISTING UNSECURED NOTES NOR IS IT A SOLICITATION FOR ACCEPTANCE OF THE EXCHANGE OFFERS. THE COMPANY IS MAKING THE PREFERRED EXCHANGE OFFERS AND UNSECURED NOTES EXCHANGE OFFERS ONLY BY, AND PURSUANT TO THE TERMS OF, THE AMENDED AND RESTATED OFFERS TO EXCHANGE AND THE AMENDED AND RESTATED LETTERS OF TRANSMITTAL. THE PREFERRED EXCHANGE OFFERS AND UNSECURED NOTES EXCHANGE OFFERS, AS AMENDED, ARE NOT BEING MADE IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. NONE OF THE COMPANY, THE INFORMATION AGENT OR THE EXCHANGE AGENT FOR THE EXCHANGE OFFERS MAKES ANY RECOMMENDATION IN CONNECTION WITH THE EXCHANGE OFFERS. THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES AND SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS UNLAWFUL.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as “forward looking statements.” Such forward-looking statements are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other subsequent filings with the SEC. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Goodrich Petroleum is an independent oil and gas exploration and production company listed on the OTC Markets.

SOURCE Goodrich Petroleum Corporation

Robert C. Turnham, Jr., President, +1-713-780-9494